EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made this 19th day of December, 2013 by and between the parties listed on Schedule A (each a “Seller” and collectively, the “Sellers”), and the parties listed on Schedule B (each a “Purchaser” and collectively, the “Purchasers”), setting forth the terms and conditions upon which the Sellers will sell Nine Million Eight Hundred Ninety-Two Thousand Nine Hundred Fifty-Six (9,892,956), shares of SMSA Gainesville Acquisition Corp. (“SMSA Gainesville”) common stock (the “Shares”) owned by the Sellers to the Purchasers.  The Sellers and the Purchasers, may be referred to herein singularly as a “Party” and collectively, as the “Parties.”

WITNESSETH:

WHEREAS, the Sellers desire to sell and the Purchasers desire to purchase the Shares in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I
SALE OF SECURITIES

1.01           Purchase and Sale.  Subject to the terms and conditions of this Agreement, the Sellers shall sell, transfer and convey the Shares to the Purchasers, and the Purchasers shall purchase the Shares from the Sellers as provided herein, for total consideration of Two Hundred Fifty Thousand Dollars ($250,000) (the “Purchase Price”), which shall be paid as follows:.

(a)
On December 20, 2013 (the “Signing Date”), Sellers shall deliver 9,692,956 shares to the Purchasers (the “Initial Shares”) in exchange for Two Hundred Thousand Dollars ($200,000) (the “Initial Consideration”).

(b)
On January 9, 2014, or such other date as the Parties may agree (the Closing Date”), Sellers shall deliver 200,000 shares to the Purchasers (the “Deferred Shares”) in exchange for Fifty Thousand Dollars ($50,000) (the “Deferred Consideration”).

(c)
The Initial Consideration and the Deferred Consideration shall be delivered by the Purchasers to the Sellers in accordance with Section 1.02 herein and shall be allocated in accordance with Schedule A hereto.

1.02           Purchase Price.  Pursuant to Section 1.01 herein, the Purchase Price shall be paid to the Sellers via wire transfer to the below account:

Independent Bank
2100 FM 407
Highland Village, TX 75077

ABA/Routing: 111916326
Account: No. 018013793
For credit to: Halter Financial Investments, LP

Paul Interrante acknowledges and agrees his allocated share of the Purchase Price pursuant to Schedule A hereto will be wired to Halter Financial Investments, LP, and he and Halter Financial Investments, LP, will be responsible for the actual allocation of the Purchase Price among the Sellers and that the Purchasers bear no responsibility for such allocation.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers represent and warrant to the Purchasers the following, with Halter Financial Investments, L.P. severally making the representations and warranties set forth in Section 2.11 below:

2.01           Organization.  SMSA Gainesville is a Nevada corporation duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the State of Nevada or any other jurisdiction where SMSA Gainesville conducts business.  All actions taken by the incorporators, directors and/or shareholders of SMSA Gainesville have been valid and in accordance with the laws of the State of Nevada.

2.02           Capital.  The authorized capital stock of SMSA Gainesville consists of 100,000,000 shares of common stock, $0.001 par value, of which 10,000,008 shares are issued and outstanding.  SMSA Gainesville’s common stock is included for quotation on the OTCQB.  SMSA Gainesville has 10,000,000 preferred shares authorized, $0.001 par value, of which none are issued and outstanding.  All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement, except for restrictions on transfer imposed by applicable securities laws.  On the Signing Date, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating SMSA Gainesville to issue or to transfer from treasury any shares of its capital stock.  None of the outstanding shares of SMSA Gainesville are subject to any stock restriction agreements.  There are approximately 490 shareholders of record of SMSA Gainesville.  All of such shareholders have valid title to such shares and acquired their shares in a lawful transaction and in accordance with Nevada corporate law and the applicable securities laws of the United States.  As of the Signing Date, the Shares will constitute no less than ninety-eight percent (98%) of the outstanding capital stock of SMSA Gainesville on a fully diluted basis.

2.03           Financial Statements.  The financial statements of SMSA Gainesville filed with the SEC comply in all respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the period involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP.  The financial statements fairly present the financial condition and operating results of SMSA Gainesville as of the dates, and for the periods, indicated therein.  Except as set forth in the financial statements, SMSA Gainesville has no material liabilities (contingent or otherwise).  SMSA Gainesville is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

2.04           Filings with Government Agencies.  SMSA Gainesville has timely filed all reports as required by Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and applicable SEC rules for the preceding twelve (12) months or has received a valid extension of such time of filing and has made all required filings prior to the expiration of any such extension, and is current in all filings under the Exchange Act.  As of their respective dates, all required filings complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the filings, when filed, contained any untrue statements of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made, not misleading.  Upon the purchase of the Shares by the Purchasers, the Purchasers (or officers of SMSA Gainesville) will have the full responsibility for filing any and all documents required by the SEC, and/or any other government agency that may be required.  The Sellers will supply the Purchasers with all information that is currently available for SMSA Gainesville.

2.05           Liabilities.  It is understood and agreed that the purchase of the Shares is predicated on SMSA Gainesville not having any liabilities on the Signing Date.  SMSA Gainesville shall not, as of the Signing Date, have any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise.  The Sellers are not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving SMSA Gainesville or the Shares.  There is no dispute of any kind between SMSA Gainesville and any third party, and no such dispute will exist at the Signing Date.  At the Signing Date, SMSA Gainesville will be free from any and all liabilities, liens, claims and/or commitments.

2.06           Tax Returns.  As of the Signing Date, there shall be no taxes of any kind due or owing by SMSA Gainesville and all tax returns required to be filed by SMSA Gainesville with any governmental agency including the Internal Revenue Service, have been timely filed.  None of the Sellers have knowledge of any audit of any tax returns by any governmental agency.

2.07           Enforcement; Ability to Carry Out Obligations; No Conflicts.  This Agreement, when executed and delivered, will constitute a valid and binding obligation of each Seller enforceable in accordance with its terms.  Each Seller has the right, power, and authority to enter into, and perform his respective obligations under this Agreement.  The execution and delivery of this Agreement by each Seller and the consummation by each Seller of the transactions contemplated hereby have been duly authorized by all necessary action and no further action is required by each Seller, SMSA Gainesville, the Board of Directors of SMSA Gainesville or SMSA Gainesville’s stockholders in connection therewith.  The execution and delivery of this Agreement by the Sellers and the performance by the Sellers of their respective obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of this Agreement or constitute a default under any law, rule, regulation, license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which SMSA Gainesville or the Sellers are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause SMSA Gainesville (and/or its assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of SMSA Gainesville or upon the Shares.

2.08           Contracts, Leases and Assets.  SMSA Gainesville is not a party to any contract, agreement or lease (unless such contract, agreement or lease has been assigned to another party or SMSA Gainesville has been released from its obligations thereunder) other than the normal contract with SMSA Gainesville’s transfer agent (the “Transfer Agent”), except as described in documents filed with the SEC.  No person holds a power of attorney from SMSA Gainesville or the Seller.  At the Signing Date, SMSA Gainesville will have no assets or liabilities or any obligations which would give rise to a liability in the future.

2.09           Compliance with Laws.  SMSA Gainesville has complied in all material respects, with, and is not in violation of any, federal, state or local statute, law and/or regulation.  SMSA Gainesville has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.  At the time that SMSA Gainesville sold the Shares to the Sellers, SMSA Gainesville was entitled to use the exemptions provided by the Securities Act relative to the sale of such Shares.  The Shares being sold herein are being sold in a private transaction between each Seller and the Purchasers, and each Seller makes no representation as to whether the Shares are subject to trading restrictions under the Securities Act or the rules thereunder.

2.10           Litigation.  SMSA Gainesville is not a party to or in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of each Seller, threatened against or affecting any Seller, SMSA Gainesville, or any of SMSA Gainesville’s respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority  (federal, state, county, local or foreign) which (1) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Shares or (2) could, if there were an unfavorable decision, have or reasonably be expected to result in a an adverse effect on SMSA Gainesville, any Seller, or the contemplated transaction.  SMSA Gainesville is not, and no director or officer thereof is or has been, the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of each Seller, there is not pending or contemplated, any investigation by the SEC or any state securities commission involving SMSA Gainesville, any Seller, or any current or former director or officer of SMSA Gainesville.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by SMSA Gainesville under the Securities Act or the Exchange Act.

2.11           Bankruptcy; Compliance with Plan of Reorganization.

(a)         SMSA Gainesville is the Reorganized Debtor formed in compliance with and subject to the requirements of the First Amended, Modified Plan of Reorganization for Senior Management Services of Treemont, Inc., et al [Docket No. 601], as confirmed by Order [Docket No. 607] entered on August 2, 2007, by the United States Bankruptcy Court for the Northern District of Texas, Dallas Division in the bankruptcy cases jointly administered in Case No. 07-30230-HDH-11 (the “Bankruptcy Case,” and, as confirmed, the “Plan”).

(b)         SMSA Gainesville was formed in compliance with Section 6.1 of the Plan and all shares of its common stock were issued and distributed in compliance with and subject to the requirements of the Plan.

(c)         On August 4, 2010, SMSA Gainesville closed a Stock Purchase Agreement and a Contribution with Paul Interrante and P.I. Partners, GP, respectively, which caused the contribution of all business operations of P.I. Partners, GP to SMSA Gainesville (the “Plan Consummation Transactions”).

(d)         The Plan Consummation Transactions benefited the shareholders of SMSA Gainesville by allowing them to own an interest in a viable, operating business enterprise as required by Section 6.4(a) of the Plan.

(e)         The Plan Consummation Transactions constituted a “reverse merger” or “reverse acquisition” as those terms are defined and used by the Plan.

(f)         The Plan Consummation Transactions were completed by the applicable Consummation of the Plan Date as defined by the Plan.

(g)         A “Certificate of Compliance” certifying the foregoing was filed by SMSA Gainesville in the Bankruptcy Case [Docket No. 952] and was served on all creditors and parties in interest.

(h)         Each and every statement contained in the Certificate of Compliance filed by SMSA Gainesville is true, accurate and complete.

2.12           Closing Documents.  All organization documents, minutes, consents, share certificates or other documents pertaining to SMSA Gainesville to be delivered on the Signing Date pursuant to Section 5.01 herein shall be true, complete, and valid in all material respects and shall comply with all applicable state and federal laws.

2.13           Title.   Each Seller has good and marketable title to the Shares.  The Shares will be, on the Signing Date, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws.  None of the Shares are or will be subject to any voting trust or agreement.  No person holds or has the right to receive any proxy or similar instrument with respect to the Shares.  No Seller is a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares.  There is no applicable local, state or federal law, rule, regulation or decree which would, as a result of the purchase of the Shares by the Purchasers, impair, restrict or delay voting rights with respect to the Shares.

2.14           Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the last audited financial statements included in filings with the SEC or except as specifically disclosed in a subsequent SEC filing prior to the date hereof:  (1) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a material adverse change to the Shares or SMSA Gainesville’s business condition (financial or otherwise), prospects, assets, results of operations and/or liabilities; (2) SMSA Gainesville has not incurred any liabilities (contingent or otherwise); (3) SMSA Gainesville has not altered its method of accounting; (4) SMSA Gainesville has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; (5) SMSA Gainesville has not issued, and is not under any obligation to issue, any equity securities to any officer, director, or affiliate; and (6) SMSA Gainesville has not entered into any agreements since the filing of its last 10-Q with the SEC.  SMSA Gainesville does not have pending before the SEC any request for confidential treatment of information.  Except for the transactions contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to SMSA Gainesville or its business, properties, operations assets or financial condition, that would be required to be disclosed by SMSA Gainesville under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one day prior to the date that this representation is made.

2.15           Representations.  All representations and warranties of the Sellers shall be true as of the Signing Date and shall survive the Closing for a period of 12 months, except Sections 2.05, 2.06, 2.11, 2.13 and 2.14, which shall survive for the applicable limitations period.

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

Each Purchaser represents, warrants and covenants to each Seller the following:

3.01           Transfer Restrictions.   Each Purchaser acknowledges that the Shares may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration only pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act.

3.02           Investment Intent.  Each Purchaser is acquiring the Shares for his own account for investment, and not with a view toward distribution thereof.

3.03           No Advertisement.  Each Purchaser acknowledges that the Shares have been offered to him in direct communication between he and a Seller (or agent of a Seller), and not through any advertisement of any kind.

3.04           Knowledge and Experience.  Each Purchaser acknowledges that he has been encouraged to seek his own legal and financial counsel to assist him in evaluating the transactions contemplated in this Agreement.  Each Purchaser acknowledges that the Sellers have given him and all of his representatives’ access to all information relating to SMSA Gainesville’s business that he or any one of them have requested.  Each Purchaser acknowledges that he has sufficient business and financial experience and knowledge concerning the affairs and conditions of SMSA Gainesville to make a reasoned decision as to the purchase of the Shares and is capable of evaluating the merits and risks of such purchase.

3.05           Restrictions on Transferability.  Each Purchaser is aware of the restrictions on transferability of all but 400,000 of the Shares and further understands that some or all of the certificates may bear a legend similar to the following:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTION 4(a)(1) UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

Each Purchaser understands that the Shares may only be disposed of pursuant to either (i) an effective registration statement under the Securities Act, or (ii) an exemption from the registration requirements of the Securities Act.

SMSA Gainesville has not filed such a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplates doing so in the future for the shares being purchased, and in the absence of such a registration statement or exemption, each Purchaser may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

3.06           Accredited Investor.  Each Purchaser is an “Accredited Investor” as defined in Regulation D under the Securities Act.

3.07           Anti-Money Laundering, Anti-Corruption and Anti-Terrorism Laws.  Each Purchaser confirms that the funds representing the Purchase Price will not represent proceeds of crime for the purpose of any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline and each Purchaser is in compliance with, and has not previously violated, the United States of America Patriot Act of 2001, as amended, to the extent applicable to each Purchaser and all other applicable anti-money laundering, anti-corruption and anti-terrorism laws and regulations.

3.08           Representations.  All representations, warranties and covenants of each Purchaser shall be true as of the Signing Date and shall survive the Closing for a period of 6 months.

ARTICLE IV
COVENANTS

4.01           Board of Directors; Officers.  On the Signing Date, Paul Interrante shall submit in writing to the Purchasers (1) an irrevocable letter of resignation as director, which shall be effective December 31, 2013, or on such other date as the parties may agree (“Director Letter of Resignation”), (2) an irrevocable letter of resignation as President, Chief Financial Officer, Treasurer, and Secretary, which shall be effective at noon (12:00pm) on December 20, 2013 (“Officer Letter of Resignation”), and (3) an executed written resolution of the board of directors accepting Paul Interrante’s Director Letter of Resignation and Officer Letter of Resignation (together, the “Letter of Resignation”) and naming Kamran Nezami, effective December 31, 2013, as a member of the board of directors and naming Robert E. Ham as the Chief Financial Officer, which shall be effective at noon (12:00pm) on December 20, 2013, (the “Board Resolutions”), which Board Resolutions shall be validly executed as of December 19, 2013.

4.02           Transfer of Shares.  The Sellers shall send all certificates representing the Shares being purchased, along with the proper stock powers with medallion signature guarantees or powers of attorney acceptable to the Transfer Agent.  The Shares will be transferred via book-entry form by the Transfer Agent.

4.03           Voting Rights.  Prior to the Signing Date, Sellers shall take the steps necessary to confer on each Purchaser as of the Signing Date full voting rights, power and authority of a stockholder in SMSA Gainesville where applicable.

4.04           Shareholder Rights Plan.  Each Seller shall take the steps necessary to prevent the application of any provisions in SMSA Gainesville’s Bylaws intended to have an anti-takeover effect from applying to, affecting, or altering in any way, the contemplated transaction.  No claim will be made or enforced by SMSA Gainesville or any Seller, with the consent of SMSA Gainesville or any Seller, or any other person, that Purchasers are “Acquiring Persons” (or such similar terms as may be used in the law of the State of Nevada) under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by SMSA Gainesville, or that Purchasers could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares under this Agreement.

4.05           Notice of Material Developments.  The Sellers shall disclose to the Purchasers in writing any material variances or inaccuracies from the Sellers’ representations and warranties contained in Article II arising out of events occurring before the Closing Date.  The delivery of any such disclosure will not be deemed to have amended or qualified the representations and warranties contained in Article II or cured any misrepresentation or breach of warranty by reason of such variance or inaccuracy.

4.06           Schedule 14F-1.  The Purchasers shall deliver, or cause to be delivered, to each shareholder of SMSA Gainesville, a Schedule 14F-1 by December 20, 2013, or such later time as the Parties may agree.

4.07           Further Assurances.  Each Seller agrees to cooperate with each Purchaser as is reasonably required from time to time to consummate the transactions herein contemplated and to ensure continuous and timely reporting to the SEC, the state of Nevada or any other government entity.

ARTICLE V
SIGNING AND CLOSING

5.01           Deliveries on the Signing Date.  On the Signing Date, the Parties shall deliver the following, which shall be true, correct, and complete in all respects where applicable:

(a)           By the Sellers:

(i)	The Letter of Resignation;

(ii)	The Board Resolutions;

(iii)           Articles of Incorporation and all amendments thereto;

(iv)           Bylaws and all amendments thereto;

(v)           minutes and consents of shareholders;

(vi)           minutes and consents of the board of directors;

(vii)           list of officers and directors;

(viii)	Certificate of Good Standing from the Secretary of State of Nevada, dated within 30 days of the Closing Date;

(ix)           current shareholder list from the Transfer Agent;

(x)	stock powers with medallion signature guarantee acceptable to the Transfer Agent, representing the Initial Shares, endorsed in blank;

(xi)	true and correct copies of all of the business and corporate records of SMSA Gainesville, including but not limited to correspondence files, bank statements, checkbooks, savings account books,

minutes of shareholder and directors meetings or consents, financial statements, shareholder listings, stock transfer records, agreements and contracts that exist; and

(xii)	such other documents of SMSA Gainesville as may be reasonably required by the Purchasers, if available.

(b)           By the Purchasers:

(i)           the Initial Consideration.

5.02           Deliveries on the Closing Date.  On the Closing Date, the Parties shall deliver the following, which shall be true, correct, and complete in all respects where applicable:

(a)           By the Sellers:

(i)	stock powers with medallion signature guarantee acceptable to the Transfer Agent, representing the Deferred Shares, endorsed in blank;

(b)           By the Purchasers:

(i)           the Deferred Consideration.

ARTICLE VI

REMEDIES

6.01           Arbitration.  Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be decided by neutral binding arbitration in accordance with the rules of the American Arbitration Association then existing.  The arbitration shall be conducted in Austin, Texas, at a neutral location.  Judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

6.02           Termination.  In addition to any other remedies, each Purchaser may terminate this Agreement, if on the Closing Date, (1) the Sellers have failed to comply with all material terms of this Agreement; (2) the Sellers have failed to supply any documents required by this Agreement unless they do not exist; (3) any or all of the Sellers or their agents have made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or (4) there has occurred a material adverse change or an event which has a material adverse effect on SMSA Gainesville or the contemplated transaction.  The Purchasers shall have the right, in their independent discretion, to terminate this Agreement at any time if Paul Interrante does not resign as a director of SMSA Gainesville following the expiration of ten (10) after the Purchasers’ delivery of Schedule 14F-1 to the shareholders of SMSA Gainesville.

6.03           Indemnification.  Except as otherwise provided for herein, the Sellers shall jointly and severally indemnify and hold the Purchasers and their representatives and agents (each a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (1) any breach of any of the representations, warranties, covenants or agreements made by a Seller in this Agreement; (2)  any action instituted by any stockholder of SMSA Gainesville who is not an affiliate of the Purchasers with respect to the transaction contemplated herein; (3) any action arising out of or related to a predecessor entity of SMSA Gainesville; (4) any action or claim, arising out of or related to any prior bankruptcy or plan of reorganization involving predecessor entities that were merged into or with SMSA Gainesville or with whom SMSA Gainesville entered into any form of business combination, share exchange, or similar transaction with; (5) any material breach of this Agreement by any Seller or any material misrepresentation contained herein or in any public disclosure or (6) any misstatement of a material fact or omission to state a material fact required to be stated herein or in any public disclosure by Sellers or SMSA Gainesville or necessary to make the statements herein or in any public disclosure by Sellers or SMSA Gainesville not misleading.  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, Purchaser Party shall promptly notify each Seller in writing, and the Sellers shall have the right to assume the defense thereof with counsel of its own choosing, which choice is subject to the approval of the Purchaser Party, which approval may be withheld in the sole discretion of the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Sellers in writing; (ii) the Sellers have failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Sellers and the position of such Purchaser Party, in which case the Sellers shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  Sellers will not be liable to any Purchaser Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement.

6.04           Indemnification Non-Exclusive.  The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VII
MISCELLANEOUS

7.01           Captions and Headings.  The Article and Section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

7.02           No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification or discharge is sought.

7.03           Non Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the Party against whom such waiver is charged; and (i) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any Party of one breach by another Party shall be construed as a waiver with respect to any other or subsequent breach.

7.04           Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

7.05           Entire Agreement.  This Agreement, including any and all attachments, exhibits or schedules hereto, if any, contains the entire agreement and understanding between the Parties, and supersedes all prior agreements and understandings.

7.06           Partial Invalidity.  In the event that any condition, covenant or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of the Agreement.  If such condition, covenant or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

7.07           Significant Changes.  Each Seller understands that significant changes may be made in the capitalization and/or stock ownership of SMSA Gainesville, which changes could involve a reverse stock split and/or the issuance of additional shares, thus possibly having a dramatic negative effect on the percentage of ownership and/or number of shares owned by present shareholders of SMSA Gainesville.

7.08           Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures will be acceptable to all Parties.

7.09           Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or on the second day if faxed or emailed, and properly addressed, faxed or emailed as follows:

If to the Sellers:

c/o HFG Consulting, LLC
12890 Hilltop Road
Argyle, Texas 76226
Phone:  972-233-0300
Email:  halter@halterfinancial.com

If to the Purchaser:

Titan Partners, LLC
6565 West Loop South, Suite 110
Bellaire, Texas 77401
Attention: Kamran Nezami
Phone: (512) 472-5456
Email:  diane.carter@huschblackwell.com

With a copy to (which shall not constitute notice to the Purchasers):

Husch Blackwell, LLP
111 Congress Avenue, Suite 1400
Austin, Texas 78701
Attention: Diane T. Carter
Email:  diane.carter@huschblackwell.com
Fax: (512) 479-1101

7.10           Binding Effect.  This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the Parties.

7.11           Mutual Cooperation.  The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

7.12           Governing Law.  This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas (regardless of its conflict of laws principles), including all matters of construction, validity, performance and enforcement and without giving effect to the principles of conflict of laws.

7.13           Exclusive Jurisdiction and Venue.  The Parties agree that the Courts of the State of Texas shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

7.14           Attorneys Fees.  In the event any Party shall commence legal proceedings against another Party to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing Party in any such proceeding shall be entitled to recover from the losing Party or Parties its costs of suit, including reasonable attorneys’ fees, as may be fixed by the Court.

7.15           No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

[Remainder of Page Intentionally Left Blank]
[Signature Page Follows]

In witness whereof, this Agreement has been duly executed by the Parties as of the date first written above.

SELLER: PAUL INTERRANTE

By:	/s/ Paul Interrante
Paul Interrante

SELLER: HALTER FINANCIAL INVESTMENTS, L.P.

By:	/s/ Timothy Halter
Timothy Halter, Chairman, HFI GP, LLC, its General Partner

PURCHASER: TITAN PARTNERS, LLC

By:	Titan Partners Management, LLC Manager of Titan Partners, LLC

By:	Kamran Nezami, LLC Manager of Titan Partners Management, LLC

By:	/s/ Kamran Nezami
Kamran Nezami, Manager

SCHEDULE A
TO
STOCK PURCHASE AGREEMENT
DATED
December 19, 2013

SELLERS	NUMBER OF SHARES	AMOUNT OF PROCEEDS
Paul Interrante	9,500,000	$10,000
Halter Financial Investments, L.P.	392,956	$240,000

SCHEDULE B
TO
STOCK PURCHASE AGREEMENT
DATED
December 19, 2013

PURCHASERS	NUMBER OF SHARES	AMOUNT OF PROCEEDS
      Titan Partners, LLC                                                                9,892,956                                       $250,000